Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. 333-161569 of Cyalume Technologies Holdings, Inc. on Form S-8 of our report dated March 25, 2011 relating to the consolidated financial statements and of our report dated March 25, 2011 relating to the financial statement schedule of Cyalume Technologies Holdings, Inc., appearing in this Annual Report on Form 10-K for the year ended December 31, 2010.

Glastonbury, Connecticut
March 25, 2011